Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: May 11, 2012

SJ ASIA PACIFIC LTD.

By:	/s/ Hirofumi Kotoi
Name:	Hirofumi Kotoi
Title:	Director

HUA SHEN TRADING (INTERNATIONAL) LTD.

By:	/s/ Hirofumi Kotoi
Name:	Hirofumi Kotoi
Title:	Director

By:	/s/ Hirofumi Kotoi
Name:	Hirofumi Kotoi

By:	/s/ Jian Li
Name:	Jian Li